Exhibit 99.2

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


          Report of Independent Registered Public Accounting Firm
          -------------------------------------------------------


To the Board of Directors
Tropical PC Inc



We have reviewed the accompanying balance sheet of Tropical PC Inc as of September 30,2006, and the related statements of operations, retained earnings, and cash flows for the nine months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Tropical PC Inc (A Development Stage Company).

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards,the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue and no operations. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    November 3, 2006


           2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146
                   (702) 253-7511 Fax: (702)253-7501


                                     F-1b

                             TROPICAL PC, INC.
                       (a development stage company)
                               Balance Sheets
                                 (Unaudited)

BALANCE SHEETS

                                                      Sept. 30,    December 31,
                                                        2006           2005
                                                    -----------    ------------
Assets

Current assets:
   Cash and equivalents                             $         -    $        12
                                                    -----------     -----------
     Total current assets                                     -             12
                                                    -----------     -----------
Fixed assets, net                                         4,845          5,190

                                                    $     4,845     $    5,202
Total Assets                                        ===========     ===========

Liabilities and Stockholders' Equity

Current liabilities                                 $         -     $         -
                                                    -----------     -----------
Stockholder's equity:

Stockholders' equity:
   Common stock, $0.001 par value, 75,000,000
     shares authorized, 8,100,000 and 8,100,000
     shares issued and outstanding as of 9/30/2006
     and 12/31/2005 respectfully                         8,100           8,100
   Additional paid-in capital                            5,400           8,400
   Earnings (Deficit) accumulated during
     development stage                                  (8,655)        (11,298)
                                                    -----------    ------------
                                                         4,845           5,202
                                                    -----------     -----------
                                                    $    4,845     $     5,202
                                                    ===========    ============

The Accompanying Notes are an Integral Part of These Financial Statements.

                                      F-2b

                             TROPICAL PC, INC.
                       (a development stage company)
                            Statements of Operations
                                  (unaudited)
      For the Three and Nine Months Ending September 30, 2006 and 2005
     and For the Period September 22, 2004 (Inception) to September 30, 2006


STATEMENTS OF OPERATIONS

                          Three Months Ending  Nine Months Ending
                              September 30,       September 30,   Sept 22, 2004
                          -------------------  ----------------- (Inception) to
                            2006       2005      2006      2005    Sep 30, 2006
                          --------- ---------  -------- --------- -------------
Revenue                   $    220  $     330  $  1,040 $     730 $      2,200
                          --------- ---------  -------- --------- -------------

Expenses:
Depreciation                   115        115       345       345          805
General and
   administrative
   expenses                    230        350     1,052     6,733       10,050
                          --------- ---------  -------- --------- -------------
Total expenses                 345        350     1,397     7,078       10,855
                          --------- ---------  -------- --------- -------------


Net (loss)                 $  (125)  $   (135)  $  (357) $ (6,338)   $  (8,655)
                          =========  =========  ======== ==========  ==========

Weighted average number of
   common shares outstanding-
   basic and fully
   diluted                 8,100,000 8,100,000  8,100,000 8,100,000
                          ========== =========  ========== =========

Net (loss) per share-
   basic and fully
   diluted                $  (0.00) $  (0.00)  $  (0.00) $  (0.00)
                          ========= =========  ========= =========


The Accompanying Notes are an Integral Part of These Financial Statements.

                                      F-3b

                             TROPICAL PC, INC.
                       (a development stage company)
                            Statements of Cash Flows
                                  (unaudited)
              For Nine Months Ending September 30, 2006 and 2005
    and For the Period September 22, 2004 (Inception) to September 30, 2006


STATEMENTS OF CASH FLOWS

                                       Nine Months Ending        Sept 22, 2004
                                          September 30,         (Inception) to
                                       2006          2005    September 30, 2006
                                     ---------   ----------  ------------------
Cash flows from operating activities
Net (loss)                           $   (357)  $   (6,338)   $       (8,655)
                                     ---------   ----------   ---------------
Adjustments to reconcile net loss to
 net cash used by operating activities
Depreciation                              345          345               805
                                     ---------   ----------   ---------------
Net cash (used) by operating expenses     (12)      (5,993)           (7,850)
                                     ---------   ----------   ---------------

Cash flows from investing activities         -      (5,305)           (5,650)
                                     ---------   ----------   ---------------
Net cash (used) by investing activities      -            -           (5,650)
                                     ---------   ----------   ---------------

Cash flows from financing activities
   Issuances of common stock                 -       10,500           13,500
                                     ---------   ----------   --------------
Net cash provided by
   (used) by financing                       -            -           13,500
   activities                        ---------   ----------   --------------

Net increase (decrease) in cash           (12)         (798)               -
Cash - beginning                           12           810                -
                                     ---------   ----------   --------------
Cash - ending                        $      -    $       12   $            -
                                     =========   ==========   ==============

Supplemental disclosures:
   Interest paid                     $       -   $       -    $            -
                                     =========   ==========   ==============
   Income taxes paid                 $       -   $       -    $            -
                                     =========   ==========   ==============

The Accompanying Notes are an Integral Part of These Financial Statements.

                                    F-4b

                             TROPICAL PC, INC.
                       (a development stage company)
                                     Notes


Note 1 - Basis of Presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2003 and notes thereto included in the Company's 10-KSB annual report. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.


Note 2 - Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2006, the Company has recognized $2,200 in revenues and has accumulated operating losses of approximately $(8,655) since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

                                    F-5b

                             TROPICAL PC, INC.
                       (a development stage company)
                                     Notes

Note 3 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


                                    F-6b